General MONEY MARKET FUNDS

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes in accordance with Rule 18f-3, has determined that the following plan is in the best interests of each class individually and the Fund as a whole:

1.       Class Designation:  Fund shares shall be divided, except as otherwise indicated on Schedule A hereto, into Class A shares, Class B shares and Dreyfus Class shares (each, a "Class").

2.       Differences in Services:  The services offered to shareholders of each Class, as described in the Funds' prospectuses or statement of additional information, shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board.

Class A shares of each Fund indicated on Schedule B hereto shall be subject to an annual service fee at the rate of 0.20% of the value of the Fund's average daily net assets attributable to Class A in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts, pursuant to a Shareholder Services Plan.  In addition, Class A shares of each Fund indicated on Schedule B hereto shall be subject to an annual service fee of up to 0.05% of the value of the Fund's average daily net assets attributable to Class A in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts, pursuant to a separate Shareholder Services Plan.

Class A shares of each Fund indicated on Schedule C hereto shall be subject to an annual service fee of up to 0.25% of the value of the Fund's average daily net assets attributable to Class A in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts, pursuant to a Shareholder Services Plan.

Class B shares of each Fund shall be subject to an annual distribution fee at the rate of up to 0.20% of the value of the Fund's average daily net assets attributable to Class B in respect of payments for distributing such shares, pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act.  Class B shares shall be subject to an annual service fee at the rate of 0.25% of the value of the Fund's average daily net assets attributable to Class B in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts, pursuant to a Shareholder Services Plan.  In addition, Class B shares shall be charged directly for sub-accounting services at the annual rate of 0.05% of the value of the Fund's average daily net assets attributable to Class B.

Dreyfus Class shares of each Fund shall be subject to an annual service fee of up to 0.25% of the value of the Fund's average daily net assets attributable to Dreyfus Class in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts, pursuant to a Shareholder Services Plan.

The fee payable pursuant to each Shareholder Services Plan is intended to be a "service fee" as defined under the Conduct Rules of the Financial Industry Regulatory Authority.

3.       Distribution Arrangements:  Shares of each Class shall be offered at net asset value as described in the Funds' prospectuses.  No Class shall be subject to any front-end or contingent deferred sales charges.

Class B shares may make payments for distributing such shares pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act.

4.                   Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under the Distribution Plan and Shareholder Services Plans; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (d) litigation or other legal expenses relating solely to a specific Class; (e) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (f) Board members' fees incurred as a result of issues relating to a specific Class.

5.                   Conversion Features:  No Class shall be subject to any automatic conversion feature.  Shares of one Class of a Fund may be converted into shares of another Class of the Fund, provided that, if the conversion is requested by a shareholder, the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.

6.                   Exchange Privileges:  Shares of a Class shall be exchangeable only for shares of certain other investment companies managed or administered by BNY Mellon Investment Adviser, Inc. or its affiliates as specified from time to time.

Dated:  July 19, 1995

Amended as of:  June 3, 2019

SCHEDULE A

General California Municipal Money Market Fund
Class A
Class B
General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
Class A
Class B
Dreyfus Class
--General Treasury Securities Money Market Fund
Class A
Class B
Dreyfus Class
General Money Market Fund, Inc.
Class A
Class B
Dreyfus Class
General Municipal Money Market Funds, Inc.
--General Municipal Money Market Fund
Class A
Class B
General New York AMT-Free Municipal Money Market Fund
Class A
Class B

A-1

SCHEDULE B

General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
--General Treasury Securities Money Market Fund
General Money Market Fund, Inc.

B-1

SCHEDULE C

General California Municipal Money Market Fund
General Municipal Money Market Funds, Inc.
--General Municipal Money Market Fund
General New York AMT-Free Municipal Money Market Fund

C-1